Exhibit 5.2

2727 NORTH HARWOOD STREET • DALLAS, TEXAS 75201.1515

TELEPHONE: +1.214.220.3939 • JONESDAY.COM

September 14, 2026

Parker-Hannifin Corporation

6035 Parkland Boulevard

Cleveland, Ohio 44124-4141

Re:	€700,000,000 of 3.800% Senior Notes due 2030

€800,000,000 of 4.040% Senior Notes due 2032 and

€525,000,000 of 4.375% Senior Notes due 2036

of Parker-Hannifin Corporation

Ladies and Gentlemen:

We are acting as counsel for Parker-Hannifin Corporation, an Ohio corporation (the “Company”), in connection with the issuance and sale of €700,000,000 aggregate principal amount of the Company’s 3.800% Senior Notes due 2030 (the “2030 Notes”), €800,000,000 aggregate principal amount of the Company’s 4.040% Senior Notes due 2032 (the “2032 Notes”) and €525,000,000 aggregate principal amount of the Company’s 4.375% Senior Notes due 2036 (together with the 2030 notes and the 2032 notes, the “Notes”), pursuant to the Underwriting Agreement, dated as of September 9, 2026 (the “Underwriting Agreement”), among the Company and Barclays Bank PLC, Citigroup Global Markets Limited and Morgan Stanley & Co. International plc, acting as representatives (in such capacity, the “Representatives”) of the several underwriters named therein. The Notes are being issued under an Indenture, dated as of September 5, 2023 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and an Officer’s Certificate, dated September 14, 2026, setting forth the terms of the Notes.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS  ANGELES • MADRID MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW  YORK • PARIS • PERTH • PITTSBURGH SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON  VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Parker-Hannifin Corporation

September 14, 2026

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (File No. 333-298527) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day